EMPLOYMENT AGREEMENT

     This Employment Agreement (this "Agreement") is made this 7th day of January, 2000 by and between Impact Solutions, Inc., Inc. a Delaware corporation (the "Company"), a wholly owned subsidiary of Classics International Entertainment, Inc., ("Classics"), a Delaware corporation and Larry Greybill ("Executive").

     WHEREAS, Classics wishes to employ Executive and Executive desires to be employed by Classics, as President and Chief Operating Officer of the Company upon the terms and conditions set forth herein;

     WHEREAS, the Company is engaged in the business of marketing and selling data compression technology, and consulting and integrating related business technology solutions (the "Business").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Classics and Executive agree as follows:

         1. EMPLOYMENT. Classics agrees to employ Executive and Executive agrees to be employed by Classics upon the terms and conditions of this Agreement.

         2. TERM OF EMPLOYMENT. The term of Executive's employment under this Agreement (the "Employment Term") will commence on the date of this Agreement and, unless earlier terminated in accordance with Section 12 below, will continue for two years, ending on the second anniversary of the date of this Agreement (the "Initial Term"). At the end of the Initial Term, the Employment Term will automatically be extended for successive one year periods (each an "Extended Term") unless either party elects not to renew this Agreement by giving written notice of such election at least sixty (60) days prior to the scheduled expiration of the Initial Term or then-current Extended Term, as applicable.

         3. POSITION AND RESPONSIBILITIES. Executive will be employed as "President and Chief Operating Officer" of the Company and will perform the duties of President and Chief Operating Officer as described in Classics's Bylaws and such other executive duties for the Company and/or its subsidiaries as Classics' Board of Directors may reasonably prescribe from time to time.

         4. COMMITMENT. During the Employment Term, Executive shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties herein. Nothing herein shall preclude Executive from making passive investments which do not interfere with Executive's responsibilities to Classics and its subsidiaries. In addition, with the prior written approval of Classics' Board of Directors, Executive may engage in more active investments or business ventures so long as such investments and ventures do not conflict or interfere with Executive's obligations to Classics and its subsidiaries as provided in this Agreement.

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         5.   COMPENSATION.        The  following  shall  constitute  Executives
"Compensation" hereunder:

                  (A) BASE SALARY. During the Employment Term, Classics will pay Executive a BASE SALARY (THE "BASE SALARY") of $150,000 per year payable on a bi-monthly basis and otherwise in accordance with Classics then-current executive salary payment practice. Such Base Salary may be reviewed during the Employment Period in the sole discretion of Classics' Board of Directors, and shall not be decreased without the prior written consent of Executive.

                  (B) OVERRIDE. Executive will receive a 1% override on licensing fees/sales of the Company's Web Rapids product in excess of $667,000 per year. The override shall be paid after audited closeout of fiscal year accounting with such override program being reevaluated at the end of year one. No override shall be earned or otherwise payable on annual sales of Web Rapids below $667,000.

                  (C) INCENTIVE OPTIONS. Executive will be eligible for, but is not guaranteed to receive, additional compensation ("Incentive Options") based on performance milestones in accordance with mutually agreeable guidelines detailed in Schedule I attached hereto.

                  (D) FRINGE BENEFITS. Executive will be entitled to participate in Classics' group life and medical insurance plans, accidental/death and dismemberment, dental, profit-sharing, short-term and long-term disability and similar plans, and other "fringe benefits" (collectively, "Fringe Benefits"), comparable to those made available by Classics to its other senior executive employees, in accordance with the terms of such plans. Classics shall pay for the cost of health care benefits for Executive and Executive's spouse for the duration of the Employment Term.

                  (E) WITHHOLDING. All compensation payable to Executive under this Agreement is stated in gross amount and to the extent required by law will be subject to all applicable withholding taxes, other normal payroll deductions, and any other amounts required by law to be withheld.

                  (F) EXPENSES. Classics, in accordance with its then-current policies and past practices, will promptly pay or reimburse Executive for all expenses (including travel and entertainment expenses) reasonably incurred by Executive during the Employment Term in connection with the performance of Executive's duties under this Agreement, provided that Executive must provide to Classics documentation or evidence of expenses for which Executive seeks reimbursement, in accordance with Classics then-current reimbursement policy as determined by Classics' Board of Directors.

                  (G) CONTRACT ACQUISITION OPTION GRANT. In consideration of the Company's

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         December 8, 1999 acquistition of Zideo.com,  Inc. and the resulting and
         concurrent   acquisition  of  Executive's  contract  as  part  of  said acquisition, the Company hereby agrees to grant Executive, not in lieu of salary or any other compensation for services, 350,000 option shares of post reverse split, (pre-split option shares totaling 1,221,500), registered shares of the authorized shares of Classics International Entertainment, Inc. - based on the post split authorized shares as anticipated by the Company's planned reorganization (the "Contract Acquisition Option Grant"). The Contract Acquisition Option Grant shall have an Acquisition Strike Price of $.01 (the "Acquisition Strike Price") and shall be 100% vested as of the Acquisition Grant Date, (the "Acquisition Grant Date") December 8, 1999. No Contract Acquisition Options shall be exercisable prior to six months after the Acquisition Grant Date nor later than 10 years after the Acquisition Grant Date.

               (H) STOCK OPTIONS. Executive will be eligible for, but is not guaranteed to receive, additional stock options ("Options"), in accordance with the Company's anticipated 2000 Stock Option Plan, as determined by the Board of Directors.

         6. VACATION AND HOLIDAYS. During the Employment Term, Executive will be entitled to receive paid vacation and paid holidays in accordance with then-current Classics policy, but in no event less than four (4) weeks per contract year.

         7. LOCATION OF EMPLOYMENT. Executive will be entitled to perform his duties under this Agreement at Executive's home office in New Jersey or such location(s) that the Company and Executive mutually determine to be in the best interests of the Company.

         8.       INTELLECTUAL PROPERTY RIGHTS

                  (a) Executive agrees that the Company will be the sole owner of any and all of Executive's "Discoveries" and "Work Product" made during the Employment Term, whether pursuant to this Agreement or otherwise. For purposes of this Section 8, "Discoveries" means all inventions, discoveries, improvements, and copyrightable works (including, without limitation, any information relating to the software products, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae, techniques, developments or experimental work, work-in-progress, or business trade secrets of the Company or its affiliates) made or conceived or reduced to practice by Executive, whether or not potentially patentable or copyrightable in the United States or elsewhere. For purposes of this Agreement, "Work Product" means any and all work product relating to Discoveries.

                  (b) Executive shall promptly disclose to the Company all Discoveries and Work Product. All such disclosures must include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flow-charts, diagrams, test data, reports, samples, and other tangible evidence or results (collectively, "Tangible Embodiments") of such Discoveries or Work Product. All Tangible Embodiments of any Discoveries or Work Product will be deemed to have been assigned to the Company as a

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          result of the act of expressing any Discovery or Work Product therein.

                  (c) Executive hereby assigns and agrees to assign to the Company all of his interest in any country in any and all Discoveries and Work Product, whether such interest arises under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise. Without limiting the generality of the preceding sentence, Executive hereby authorizes the Company to make any desired changes to any part of any Discovery or Work Product, to combine it with other materials in any manner desired, and to withhold Executive's identity in connection with any distribution or use thereof alone or in combination with other materials. This assignment and assignment obligation applies to all Discoveries and Work Product arising during Executive's employment with the Company (or its predecessors), whether pursuant to this Agreement or otherwise.

                  (d) At the request of the Company,  Executive  shall  promptly and without additional compensation execute any and all patent applications, copyright registration applications, waivers of moral rights, assignments, or other instruments that the Company deems necessary or appropriate to apply for or obtain Letters Patent of the United States or any foreign country, copyright registrations or otherwise to protect the Company's interest in such Discovery and Work Product, the expenses for which will be borne by the Company. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agents and attorneys-in-fact to, if the Company is unable for any reason to secure Executive's signature to any lawful and necessary document required or appropriate to apply for or execute any patent application, copyright registration application, waiver of moral rights, or other similar document with respect to any Discovery and Work Product (including, without limitation, renewals, extensions, continuations, divisions, or continuations in part), (i) act, for and in his behalf, (ii) execute and file any such document, and (iii) do all other lawfully permitted acts to further the prosecution of the same legal force and effect as if executed by him; this designation and appointment constitutes an irrevocable power of attorney coupled with an interest.

                  (e) To the extent that any Discovery or Work Product constitutes copyrightable or similar subject matter that is eligible to be treated as a "work made for hire" or as having similar status in the United States or elsewhere, it will be so deemed. This provision does not alter or limit Executive's other obligations to assign intellectual property rights under this Agreement.

                  (f) The obligations of Executive set forth in this Section 8 (including, with out limitation, the assignment obligations) will continue beyond the termination of Executive's employment with respect to Discoveries and Work Product conceived or made by Executive alone or in concert with others during Executive's employment with the Company, whether pursuant to this Agreement or otherwise. Those obligations will be binding upon Executive, his assignees permitted under this Agreement, executors, administrators, and other representatives.

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                  (g)   Notwithstanding   anything  in  this  Agreement  to  the
         contrary, this Section 8 DOES NOT APPLY to any invention of Executive for which no equipment, supplies, facility, or Proprietary Information (as defined below) of the Company was used and that was developed entirely on Executive's own time, unless (i) the invention relates to
         (A) the Business or (B) the Company's or its affiliates' actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Executive for or on behalf of the Company or its affiliates.

         9.       EXPOSURE TO PROPRIETARY INFORMATION

                  (a) As used in this Agreement, "Proprietary Information" means all information of a business or technical nature that relates to the Business including, without limitation, all information about the Company's and its affiliates' software products whether currently released or in development, all inventions, discoveries, improvements, copyrightable work, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae and techniques, and any information regarding the business of any customer or supplier of the Company or its affiliates or any other information that the Company or any affiliate of the Company is required to keep confidential. Notwithstanding the preceding sentence, the term "Proprietary Information" does not include information that is or becomes publicly available through no fault of Executive.

                  (b) In recognition of the special nature of his employment under this Agreement, including his special access to the Proprietary information, and in consideration of his employment pursuant to this Agreement, Executive agrees to the covenants and restrictions set forth in Section 10.

         10. USE OF PROPRIETARY INFORMATION. Executive acknowledges that the Proprietary Information constitutes a protectible business interest of the Company and its affiliates, and covenants and agrees that during the term of his employment, whether under this Agreement or otherwise, and after the termination of such employment, he will not, directly or indirectly, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of his duties for the Company. Executives obligations under this Section 10 with respect to particular Proprietary Information will survive expiration or termination of this Agreement and Executive's employment with the Company, and will terminate only at such time (if any) as the Proprietary Information in question becomes generally known to the public other than through a breach of Executive's obligations under this Agreement.

         11. RETURN OF COMPANY MATERIALS UPON TERMINATION. Executive acknowledges that all records, documents, and Tangible Embodiments containing or of Proprietary Information prepared by Executive or coming into his possession by virtue of his employment by the Company are and will remain the property of the Company; upon termination of his employment with the Company, Executive shall immediately return to the Company all such items in his possession and all copies of such items.

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         12.      EQUITABLE REMEDIES.

                  (a) Executive acknowledges and agrees that the agreements and covenants set forth in Sections 8, 9, 10, and 11 are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of said covenants, and that in the event of Executive's actual or threatened breach of any such covenants, the Company will have no adequate remedy at law. Executive accordingly agrees that, in the event of any actual or threatened breach by him of any of said covenants, the Company will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages. Nothing in this Section 12 will be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

                  (b) Each of the covenants in Sections 8, 9, 10 and 11 will be construed as independent of any other covenants or other provisions of this Agreement.

                  (c) In the event of any judicial determination that any of the covenants in Sections 8, 9, 10, and 11 are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

         13.      TERMINATION.

                  (a) If there has been a material breach of this Agreement by Executive, the Company may terminate the Employment Term upon fifteen days' prior written notice to Executive issued upon approval of the Company's Board of Directors which approval was obtained prior to issuance of such notice. Executive shall have the right to cure any such breach within such fifteen-day period. Any uncured material breach shall be considered "causes" hereunder. Upon expiration of such notice period, the Employment Term will immediately end and Executive will not be entitled to receive any further compensation (whether in the form of Base Salary, Incentive Compensation, Fringe Benefits or otherwise) other than accrued but unpaid Base Salary and any vested stock options. Without limiting the generality of the preceding sentence, any breach by Executive of any of his obligations under Sections 8, 9, 10, and 11 will be deemed a material breach of this Agreement that is incapable of being cured. Notwithstanding the foregoing, any of the following events will also be deemed a material breach of this Agreement that, except in the case of 13(a)(i) and 13(a)(ii), is incapable of being cured:

                  (i) Executive's continued and deliberate neglect of, willful misconduct in connection with the performance of, or refusal to perform his duties in accordance with, Section 3 of this Agreement;

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                  (ii)     Executive's failure to devote  his full business time
                  to the Company's business in accordance with Section 4 of this Agreement;

                  (iii) willful misconduct on the part of Executive that causes or is likely to cause a material financial injury to the Company, including, without limitation, Executive's embezzlement of the Company's funds or theft or misappropriation of the Company's or any other party's property; or

                  (iv)     Executive's conviction of a felony class crime.

         The fifteen day notice requirement of this Section 13(a) applies to both curable and incurable breaches.

                  (b) The Employment Term will terminate upon the death or disability of Executive. Disability of Executive will be deemed to have occurred whenever Executive has suffered physical or mental illness, injury, or infirmity that prevents Executive from fulfilling his duties under this Agreement for 120 consecutive days and the Company determines in good faith that such illness or other disability is likely to continue for at least the next following 30 days. In the case of death or disability, Executive will be entitled to receive accrued but unpaid Base Salary as of the date of such termination, and a pro rata portion of Incentive Compensation (if any) for the year in which such termination, occurs (payable within a reasonable time after the year in question), but all other obligations of the Company to pay Executive any further compensation, whether in the form of Base Salary, Incentive Compensation, or Fringe Benefits (other than death and disability benefits, if any) or otherwise, will terminate. Executive's Base Salary during any period of disability will be reduced by any benefits Executive receives from Company-provided disability insurance if any such insurance exists).

                  (c) The Company may elect to terminate Executive's employment hereunder without cause upon 60 days prior written notice; provided, that the Company shall continue to pay Executive all Compensation in accordance with Section 5 hereof for the remainder of the Initial Term or then-current Extended Term as applicable.

                  (d) Executive may elect to terminate the Employment Term upon 30 days prior written notice to the Company if there has been a material breach of this Agreement by the Company, unless such breach has been cured within such 30 day period.

                  (e) Termination of the Employment Term in accordance with this
         Section 13, or expiration of the Employment Term, will not affect the provisions of this Agreement that survive such termination, including, without limitation, the provisions in Sections 8, 9, 10 and 11 and will not limit either party's ability to pursue remedies at law or equity.

                  (f)      In the event the  Employment  Term i   terminated  in
accordance with Section

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          13(b), 12(c), 12(d) or 12(e) of the Employment Agreement, the unvested portion of the Option as of the date of such termination shall become fully vested and exercisable to the extent specified below:

                  (i) The percentage of Option Shares scheduled to vest on the Anniversary Date immediately following the date that the Employment Term is terminated shall be multiplied by a fraction, the numerator of which is the number of full calendar months in the twelve-month period immediately proceeding such Anniversary Date during which you were an employee of the Company, and the denominator of which is 12; and

                  (ii) the percentage of Option shares scheduled to vest on the second Anniversary Date, if any, following the date that the Employment Term is terminated shall be multiplied by one-half (1/2).

                  (g) Regardless of whether the Employment Term is terminated with or without cause or any other contingency, those Option Shares vested shall remain vested. Further, during the Option Period you are entitled to exercise vested Option Shares regardless of your employment status and/or any other contingency.

         14.      COVENANT NOT TO COMPETE.

                  14.1 Executive Acknowledgment. Executive acknowledges that, as a result of his position with the Company he has and will further develop knowledge about the Company and its affiliates, and knowledge and a working relationship with customers with whom they do business, which knowledge and relationship is special, unique and of an intellectual character.

Such business information is considered confidential by the Company, the value of which would be destroyed by disclosure of such information or by its use in competition with the Company. In addition, Executive will be performing services to the Company pursuant to this Agreement and thereby will occupy a position of trust and confidence with respect to the Proprietary Information. In light of the foregoing, Executive is agreeing to the covenants set forth below.

                  14.2     Non-Competition.

                  (a) During Executive's employment with the Company or any affiliate of the Company (whether pursuant to this Agreement or otherwise) and for a period two years thereafter, Executive will not, directly or indirectly though any person, entity or affiliate, whether as an Executive, consultant, independent contractor, owner, shareholder, limited or general partner, officer, director, advisor or otherwise, (i) provide software development, sales, marketing, management or other related services to an entity that competes with the Company or any affiliate of the Company in the Business or (ii) solicit or contact any customer, client, vendor or similar party, which Executive solicited or contacted at any time

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

         during the then two previous years of employment with the Company or any affiliate of the Company for the purposes of representing any business which competes with such party in the Business.

                  (b) Executive acknowledges that the Business is conducted throughout the world and that the Company and its affiliates will be competing as such and that the foregoing restriction would be ineffective if limited to a more specific geographic area. The Executive further acknowledges that this Section 14.2 including the nature of the activities restrained hereby, has been as narrowly drawn as possible to protect the legitimate interests of the Company, and that he will be able to support his family notwithstanding these restrictions.

                  (c) If any court of competent jurisdiction shall at any time determine that a covenant contained in this Section 14.2, or any part hereof, is unenforceable due to the duration of its term or geographical scope, or scope of activities precluded, such court shall reduce the duration or scope of such provision as the case may be, to the extent necessary to render it enforceable and in its reduced form s such provisions shall then be enforced.

         15. EFFECT OF PRIOR AGREEMENTS. This Agreement contains the entire understanding between the Company and Executive relating to the subject matter hereof and supersede any prior employment agreement between Executive and the Company or other agreement relating to the subject matter hereof between the Company and Executive. Executive acknowledges that he is not bound by any other agreements, including employment agreements, confidentiality agreements and restrictive covenants, that would prohibit or restrict Executive from entering into this Agreement.

         16. MODIFICATION AND WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shalt not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

         17. SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity will not affect any other provision of this Agreement, and each provision will to the full extent consistent with law continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity will in no way affect the rest of such provision, and the rest of such provision, together with all other provisions of this Agreement, will, to the full extent consistent with law, continue in full force and effect.

         18. NOTICES. Any notice or consent required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given if sent by certified or registered United States mail;
prepaid, by overnight courier; or when personally delivered, addressed as follows:

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                  If to the Company or Classics:
                           Classics International Entertainment, Inc.
                           6060 North Central Expressway, Suite 560
                           Dallas, Texas 75206
                             Attn: Richard S. Berger

                  If to Executive:
                           Larry Greybil

                           4 Ryans Way

                            Jackson, New Jersey 08527

         Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 18.

         19. HEADINGS. The headings and other captions in this Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Agreement.

         20. GOVERNING LAW. This Agreement has been executed in the State of Texas, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles.

         21. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of Executive, the Company, and their respective successors and permitted assigns. The Company will be entitled to assign its rights and duties under this Agreement provided that the Company will remain liable to Executive should such assignee fail to perform its obligations under this Agreement.

         22. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

         23. ARBITRATION. Subject to the Company's right to seek equitable relief as provided for in Section 12, if any controversy or claim between the parties hereto arises out of this Agreement, such disagreement or dispute shall be submitted to binding arbitration in Dallas, Texas, under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). There shall be one arbitrator, as shall be agreed upon by the parties. In the absence of such agreement, each party shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, such third arbitrator shall be appointed by the AAA at the request of either party. The arbitrator or arbitrators (as the case may be) shall be an individual or individuals (as the case may be) skilled in employment matters. The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof. Such decisions shall be final and binding upon the parties without right of appeal. Judgment upon any such decision may be entered into in any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision and order of enforcement. Costs of the arbitration shall be, assessed by the arbitrator or arbitrators against any or both parties, and shalt be paid promptly by the party or parties so assessed.

[Signature Page Follows)





IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

                                                      COMPANY:

                                                      By:   /s/Richard S. Berger
                                                               Richard S. Berger
                                                               ITS:     DIRECTOR

                                                        DATE:    JANUARY 7, 2000
                                                                 ---------------


                                                       EXECUTIVE:

                                                              /s/ Larry Greybill
                                                                  Larry Greybill

                                                        DATE:    JANUARY 7, 2000
                                                                 ---------------